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                                                                     Exhibit 4.2
                                         English Translation of Chinese Original

            RISK OPERATION SERVICE BUSINESS ASSETS TRANSFER AGREEMENT

                                 By and between

                      CHINA NATIONAL PETROLEUM CORPORATION

                                       And

                           PETROCHINA COMPANY LIMITED

                                 August 23, 2007


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                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS.....................................................    3
ARTICLE 2  DELIVERY OF ASSETS..............................................    5
ARTICLE 3  TRANSFER OF ASSETS..............................................    5
ARTICLE 4  CLOSING.........................................................    5
ARTICLE 5  CLOSING CONDITIONS..............................................    6
ARTICLE 6  POST-EXECUTION OBLIGATIONS OF PARTY.............................    7
ARTICLE 7  REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTY A............    7
ARTICLE 8  REPRESENTATIONS AND WARRANTIES OF PARTY B.......................    8
ARTICLE 9  EMPLOYEES.......................................................    8
ARTICLE 10 ACCESS TO INFORMATION...........................................    8
ARTICLE 11 FORCE MAJEURE...................................................    8
ARTICLE 12 COMMUNICATIONS..................................................    9
ARTICLE 13 GOVERNING LAW AND DISPUTE RESOLUTION............................    9
ARTICLE 14 OTHER PROVISIONS................................................   10
EXHIBIT 1  FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTY A....   11
EXHIBIT 2  SCOPE OF THE RISK OPERATION SERVICE BUSINESS ASSETS.............   12


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            RISK OPERATION SERVICE BUSINESS ASSETS TRANSFER AGREEMENT

     This Risk Operation Service Business Assets Transfer Agreement (this "Agreement") is entered into this 23rd day of August, 2007 in Beijing by and between CHINA NATIONAL PETROLEUM CORPORATION ("Party A"), with its enterprise legal person business license number being 1000001001043 and registered address being at Liupukang, Xicheng District, Beijing, and PETROCHINA COMPANY LIMITED ("Party B"), with its enterprise legal person business license number being 1000001003252 and registered address being at 16 Andelu, Dongcheng District, Beijing.

     Whereas,

     (i) Party B is a joint stock company incorporated on November 5, 1999 under the laws of the People's Republic of China (the "PRC") , and its H shares and ADSs are currently listed and traded on the Stock Exchange of Hong Kong Limited and on the New York Stock Exchange, Inc. respectively. Party A holds 88.21% of the share capital of Party B and therefore is the controlling shareholder of Party B; and

     (ii) Party A agrees to transfer to Party B, and Party B agrees to purchase from Party A, the assets (including liabilities) of Party A's risk operation service business, subject to the terms and conditions of this Agreement.

     Party A and Party B hereby reach agreement as follows:

                              ARTICLE 1 DEFINITIONS

     1.1 For purposes of this Agreement, unless the context otherwise specifies, terms in this Agreement and the exhibits hereto shall have the meanings set forth below:

"Agreement" or       refers to this Risk Operation Service Business Assets
this "Agreement"     Transfer Agreement dated August 23, 2007 by and between the parties hereto;

"Party A"            refers to China National Petroleum Corporation and its
                     subsidiaries, branches and other affiliated entities;
                     unless otherwise required by the context, the term "Party
                     A" shall include all the assets and business of Party A;

"Party B"            refers to PetroChina Company Limited and its subsidiaries, branches and other affiliated entities; unless otherwise
                     required by the context, the term "Party B" shall include
                     all the assets and business of Party B;


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
"Risk Operation      refers to the full-range risk operation services discussed
Service Business"    hereunder provided to Party B's development and production operation in the hard-to-exploit blocks, at Party A's
                     expense and risk, by such second-level entities of Xinjiang
                     Petroleum Administration Bureau as less-profitable oilfield development companies, cooperative development and oil
                     extraction operation areas, and the Oil and Gas Cooperative
                     Development Company of Tuha Petroleum Exploration and
                     Development Headquarters;

"Risk Operation      refers to the assets to be transferred hereunder, which are
Service Business     generated by the Risk Operation Service Business of such
Assets"              second-level entities of Xinjiang Petroleum Administration
                     Bureau as less-profitable oilfield development companies,
                     cooperative development and oil extraction operation areas, and the Oil and Gas Cooperative Development Company of Tuha
                     Petroleum Exploration and Development Headquarters,
                     including the assets as set forth in Exhibit 2 hereto;

"Closing"            has the meaning set forth in Article 4 hereof;

"Closing Date"       the later of August 23, 2007, or the date on which all the conditions specified in Article 5 below have been
                     satisfied;

"Base Date"          refers to December 31, 2006, the date on which the assets
                     appraisal is conducted for the purposes of the transfer
                     contemplated hereunder;

"Audit Reports"      refers to the Special Audit Report on Oil and Gas
                     Cooperative Development Company of Tuha Oil Exploration and
                     Development Headquarters (Zhong Tian Yun [2007] Pu Zi No.
                     04212) and the Special Audit Report on the Risk Operation
                     Service Business of Xinjiang Petroleum Administration
                     Bureau (Zhong Tian Yun [2007] Pu Zi No. 04213) in each
                     case, dated June 20, 2007 and issued by Zhongtianyun
                     Accountants Limited for the purposes of the transfer
                     contemplated hereunder; and

"Appraisal Report"   refers to the Assets Appraisal Report (Zhong Qi Hua Ping
                     Bao Zi(2007) No. 195-1 and No. 195-2) dated June 20, 2007
                     issued by China Enterprise Appraisal Co., Ltd.

     1.2  Unless otherwise specified herein, for the purposes of this Agreement,

          (a) All references herein to a party shall include the successors thereof;

          (b) All references herein to Articles or Schedule shall refer to Articles or Schedules of this Agreement;

          (c) This Agreement shall be construed to refer to this Agreement as extended, amended, modified or supplemented from time to time;

          (d) Headings used herein are for convenience only, and shall not in any way affect the meaning or performance of this Agreement; and


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          (e)  Any subsidiary or affiliated entity of Party A shall not include
               Party B or any of its subsidiaries or affiliated entities.

                          ARTICLE 2 DELIVERY OF ASSETS

     2.1 Subject to the terms and conditions of this Agreement, Party A shall deliver to Party B, and Party B shall take delivery from Party A of, the Risk Operation Service Business Assets and any and all the existing and future rights attached thereto, in reliance on Party A's relevant representations, warranties and covenants contained herein.

     2.2 The Risk Operation Service Business Assets are described in greater detail in Exhibit 2 hereto.

                          ARTICLE 3 TRANSFER OF ASSETS

     The parties hereto agree that the consideration for the Risk Operation Service Business Assets shall be RMB 1,652,279,200, as determined based on the Appraisal Report dated 31 December, 2006 prepared by China Enterprise Appraisal Co., Ltd. In the event the net assets generated by the Risk Operation Service Business for the period from 1 January 2007 to 31 August 2007 as shown in the management accounts for that period is higher than the value of the net assets of the Risk Operation Service Business as at 31 December 2006, Party B shall pay such difference to Party A in cash.

                                ARTICLE 4 CLOSING

     4.1  Date of Closing

          The closing of the assets transfer contemplated hereunder (the "Closing") shall occur on the later of August 23, 2007 or the date on which all the conditions set forth in Article 5 herein below are satisfied (either the "Closing Date").

     4.2  At the Closing, Party A shall:

          4.2.1 deliver to Party B:

               (i) the Risk Operation Service Business Assets and any and all the certificates, deeds, operating licenses, title documents and other instruments that evidence any and all the title and operating rights to and in the Risk Operation Service Business Assets are vested with Party B, including but not limited to, land use certificates, building title certificates, accounting books and records, property insurance policies and receipts for insurance premium payment;


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               (ii) any and all the third party consents necessary for Party A's transfer to Party B of the Risk Operation Service Business Assets, including but not limited to, consents from relevant creditors and consents from relevant governmental authorities; and

               (iii) any and all the effective contracts, books, certificates, records and other instruments (including financial records) possessed or controlled by Party A in connection with the Risk Operation Service Business Assets, and

          4.2.2 allow Party B to take possession of the Risk Operation Service Business Assets.

     4.3 Party B shall obtain the Risk Operation Service Business Assets as from the Closing Date (inclusive). As from the Closing Date, Party B shall become the sole owner of the Risk Operation Service Business Assets and have all the operating rights in and to the Risk Operation Service Business Assets.

     4.4 Unless otherwise specified herein, any and all the profits, interests, creditor's rights, debts and other rights and obligations generated by the Risk Operation Service Business Assets prior to the Closing Date shall be exercised and performed by Party A.

     4.5 In case Party A fails to fully comply with Section 4.2 above, Party B may elect to consummate the Closing to the extent practicable without any prejudice to any other remedies and rights available to it under this Agreement and otherwise.

                          ARTICLE 5 CLOSING CONDITIONS

     5.1 The Closing shall be subject to the satisfaction of all the following preconditions:

          (a) Party B has completed its due diligence with respect to the status of the Risk Operation Service Business Assets;

          (b) Party A has obtained from its creditors and any other relevant third parties any and all the necessary consents for Party A's transfer of the Risk Operation Service Business Assets to Party B;

          (c) there has been no material adverse change to the operation or technical performance of the Risk Operation Service Business; and


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          (d)  As at the Closing Date, Party A's representations, warranties and covenants contained herein shall remain true, accurate, complete and effective.

     5.2 The parties hereto shall make all reasonable efforts to ensure that all the conditions set forth in Section 5.1 above will have been satisfied by August 23, 2007. Where any condition set forth in Section
          5.1 fails to be satisfied by August 23, 2007 for any reason on the part of Party A, Party B shall have the right to terminate this Agreement at its discretion.

     5.3 Each of the parties hereto agrees that where any regulatory authority in the jurisdiction in which its shares are listed and relevant PRC governmental authorities raise certain conditions in order to approve the transfer of the Risk Operation Service Business Assets as contemplated hereunder, the parties will negotiate corresponding and appropriate amendments to this Agreement and other relevant Closing conditions. Where no agreement fails to be reached through such negotiations and the performance of this Agreement will result in either Party A or Party B violating any PRC law and/or relevant listing rules, either Party A or Party B, as the case may be, shall have the right to terminate this Agreement at its discretion.

                  ARTICLE 6 POST-EXECUTION OBLIGATIONS OF PARTY

     6.1 Party A undertakes that it will use its best efforts to provide Party B with any and all materials and assistance in connection with the operation and maintenance of any Risk Operation Service Business reasonably requested by Party B.

     6.2 Without the consent of Party B, Party A may not make use of or disclose or release to any third party any information relating to any Risk Operation Service Business Assets except where the information is otherwise available in the public domain or where disclosure is required by the orders of a court having competent jurisdiction or the relevant regulatory authorities.

         ARTICLE 7 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTY A

     7.1 Party A hereby makes the representations, warranties and covenants in accordance with the terms set forth under Exhibit 1 ("Warranties") to Party B, and acknowledges that the execution by Party B of this Agreement is based on the reliance of Party B on such Warranties.

     7.2 Each Warranty of Party A set forth in Exhibit 1 shall be severable and independent, and none of other provisions in this Agreement or the exhibits hereto may limit such Warranties.

     7.3 Party A hereby further undertakes to indemnify Party B in all for and against all losses or liabilities, including but not limited to, the decrease of the value of


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          any Risk Operation Service Business Assets, arising from breaches of any Warranties by Party. In the event of any breach by Party A of
          Article 1 or 2 of Exhibit 1 hereto, Party B shall have the right to terminate this Agreement.

     7.4 Party A shall promptly inform Party B in writing of any violations of the Warranties or any matters not consistent with the Warranties it becomes aware of before or after the Closing.

               ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF PARTY B

     Party B hereby represents and warrants to Party A that from the date of this Agreement to the Closing Date:

     8.1 Party B is a company limited by shares duly organized, validly existing and in good standing under the laws of the PRC and has statutory corporate rights.

     8.2 Party B has all necessary power and authority to enter into and perform this Agreement.

     8.3 The execution and performance of this Agreement by Party B does not violate its articles of association or any applicable laws or regulations.

     8.4  This Agreement constitutes a valid and binding obligation of Party B.

                               ARTICLE 9 EMPLOYEES

     Party B may conduct its employment management in its own discretion for the purpose of continuing operation of the Risk Operation Service Business Assets, including employing the former employees engaged by Party A for the Risk Operation Service Business Assets.

                        ARTICLE 10 ACCESS TO INFORMATION

     From the date of this Agreement, Party A shall afford Party B and any persons authorized by Party B and shall cause such person to be afforded access to all materials regarding the Risk Operation Service Business Assets, and all books, title instruments, contracts, records and any other documents regarding the Risk Operation Service Business Assets, and the executive officers and employees of Party A shall promptly furnish such materials and explanations with respect thereto to any such persons.

                            ARTICLE 11 FORCE MAJEURE

     If a party has been prevented from performing all or part of its obligations provided in this Agreement because of an event of Force Majeure, including earthquake, typhoon, flood, fire, war and any governmental interference, or change of circumstances, it shall immediately notify the other Party in writing, and shall provide details of the event of Force Majeure or change of circumstances, as well as valid evidence supporting its inability to perform all or part of its obligations hereunder or the reasons for the delayed performance, within seven (7) days following the occurrence of such an event. The parties shall negotiate to terminate this Agreement, partially release or delay the performance of the affected obligations, according to the influence of such an event on the performance of this Agreement.


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                            ARTICLE 12 COMMUNICATIONS

     Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and sent by personal delivery or in registered mail or facsimile to the address/fax number of the other party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

     (i) Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

     (ii) Notices given in a registered mail shall be deemed effectively given on the seventh day after the date on which they were mailed (as indicated by the postmark), excluding public holidays;

     (iii) Notices given by facsimile shall be deemed effectively given upon the completion of transmission. The party sending notices shall provide the electronic answerbacks produced by the facsimile machine it has received for the notices it sends to the other party in order to prove the complete transmission of such notices to the other party.

     If to Party A:

          China National Petroleum Corporation
          Liupukang, Xicheng District
          Beijing 100724
          Fax: 010-6209 4205

     If to Party B:

          PetroChina Company Limited
          16 Ande Road, Dongcheng District
          Beijing 100011
          Fax: 010-8488 6001

                 ARTICLE 13 GOVERNING LAW AND DISPUTE RESOLUTION

     13.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

     13.2 Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the parties. If the dispute cannot be settled through consultations, either party may refer such dispute to the Beijing Arbitration Commission. Such dispute shall be finally settled by arbitration in accordance with the then effective rules of arbitration of the Beijing Arbitration Commission. The arbitral award is final and binding upon


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          both parties.

                           ARTICLE 14 OTHER PROVISIONS

     14.1 The parties shall be solely responsible for their own costs and expenses arising from the transfer of the Risk Operation Service Business Assets hereunder according to the applicable laws.

     14.2 Upon the Closing of the transfer of the Risk Operation Service Business Assets, except with respect to the surviving company, Party A shall finish all required change or cancellation formalities with the competent administration of industry and commerce and tax authorities.

     14.3 The invalidity, illegality or unenforceability in any respect of any term or other provision of this Agreement may not affect or prejudice the legality, validity and enforceability of all other terms and provisions of this Agreement.

     14.4 This Agreement together with any documents referred to herein shall constitute an entire agreement between the parties hereto. The parties clearly represent that any amendment to this Agreement shall be invalid unless in writing.

     14.6 This Agreement shall have come into effect upon the execution and affixing seals by the representatives of each party.

Party A

CHINA NATIONAL PETROLEUM CORPORATION

Authorized representative: Wen Qingshan (signature and seal of Party A)

Party B:

PETROCHINA COMPANY LIMITED

Authorized representative: Zhou Mingchun (signature and seal of Party B)


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     EXHIBIT 1 Further Representations, Warranties and Covenants of Party A

1. CORPORATE MATTERS

1.1 Party A is wholly state-owned company duly organized and validly existing under the laws of the PRC and has full and legal rights to own its assets and operate its business.

1.2 All the copies of the business license, articles of association and other documents of Party A provided to Party B are accurate and complete, and conform with the original copies of such documents.

1.3 Party A has all necessary power and authority to execute this Agreement and perform its obligations hereunder.

1.4 This Agreement and any other documents to be executed by Party A pursuant to this Agreement shall constitute the valid and binding obligations of Party A, which are enforceable in accordance with the relevant terms.

2. APPROVALS

2.1 The transfer of the Risk Operation Service Business Assets by Party A to Party B shall be conducted in accordance with the PRC law.

2.2 Upon the Closing Date, all governmental approvals required for the transfer of the Risk Operation Service Business Assets, including but not limited to, the required approval for the change of land use rights certificates and title certificates, shall have been obtained, and Party A does not receive any notice that such approvals have been cancelled.

2.3 Party A has been granted all necessary authorization for the execution and performance of this Agreement.

2.4 The execution and performance of this Agreement does not violate any applicable laws or regulations.

3. OWNERSHIP AND CONDITIONS OF ASSETS

3.1 Except as otherwise indicated, none of the Risk Operation Service Business Assets is subject to any encumbrance of any form. In the event of any legal proceedings in respect of financial guarantees or any other disputes arising prior to the Closing Date, such proceedings or disputes shall be assumed by the appropriate unlisted companies, i.e. Xinjiang Petroleum Administration Bureau or Tuha Petroleum Exploration & Development Headquarters. Details regarding the Risk Operation Service Business Assets set forth in Exhibit 2 are true, complete and accurate in all respects.


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          EXHIBIT 2 Scope of the Risk Operation Service Business Assets

The Risk Operation Service Business Assets cover the principal business of such second-level entities of Xinjiang Petroleum Administration Bureau as less-profitable oilfield development companies, cooperative development and oil extraction operation areas, and the Oil and Gas Cooperative Development Company of Tuha Petroleum Exploration and Development Headquarters, including but not limited to, assets relating to the Risk Operation Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:

1. such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2. the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3. if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4. claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5. business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.

Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.


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